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                                                                    Exhibit 24.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report, dated January 30, 1997, related to the consolidated balance sheets of Volunteer Bancorp, Inc. and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of earnings, changes in stockholders' equity, and Form 10-KSB for the year ended December 31, 1996, for Volunteer Bancorp, Inc.


                                                Welch & Associates, Ltd.



Nashville, Tennessee
March 27, 1997